Exhibit 23.2

Chavez & Koch, CPA's, Ltd.
Henderson, NV





November 18, 2002


     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

I hereby consent to the incorporation by reference in the Registration Statement of Media and Entertainment.com, Inc.
on Form S-8, of my report dated April 15, 2002, on my audit of the financial statements of Media and Entertainment.com, Inc. as of and for the year ended
December 31, 2001, which report is included in the Annual
Report on Form 10-KSB.

Signed,


/s/Chavez & Koch, CPA's, Ltd.
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